EXHIBIT 10.9(hh)

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT is made by and between PEDIATRIC SERVICES OF AMERICA, INC. (“PSA” or “Company”), a Delaware corporation, and JAMES M. MCNEILL (“Executive”), and individual residing in the State of Georgia.

WHEREAS, Executive and PSA previously entered into that certain Employment Agreement dated as of May 1, 1999, as amended and restated on November 7, 2002 (the “Employment Agreement”); and

WHEREAS, Executive and PSA desire to further amend certain terms and provisions of the Employment Agreement;

NOW, THEREFORE, it is agreed that:

1.	Section 4(c) of the Employment Agreement is amended by deleting the paragraph and replacing it with the following:

(c) During the Term, the Company shall provide for the Executive’s use of a Company automobile of a value not to exceed forty thousand dollars ($40,000) and shall pay reasonable and appropriate maintenance, insurance and operating expenses and applicable taxes related thereto (including but not limited to income, sales and use taxes). If the Company and the Executive so agree, the Executive may elect not to use a Company automobile as set forth above, and in such event the Company shall pay to the Executive during the Term an allowance in the amount of five hundred fifty dollars ($550.00) per month, together with reimbursement of the reasonable expenses incurred by the Executive for fuel, oil, tires and routine maintenance in connection with the use of the Executive’s own automobile.

2.	Section 4 of the Employment Agreement is amended by adding a new section 4(e) as follows:

(e) The Company shall reimburse the Executive for reasonable business and social activities including but not limited to expenses incurred with respect to approved memberships in professional organizations and a sporting or country club.

3.	Except as specifically amended herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day, month and year first set forth below each parties’ signature.

JAMES M. McNEILL	PEDIATRIC SERVICES OF AMERICA, INC.

/s/ James M. McNeill	BY:	/s/ Daniel J. Kohl
DATE: 7/29/05	Authorized Signature NAME: Daniel J. Kohl, President and CEO DATE: 7/29/05